Exhibit 99.1

C&F FINANCIAL CORPORATION

Thursday November 20, 2008

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Financial Corporation

Announces Quarterly Dividend

West Point, VA — The board of directors of C&F Financial Corporation (NASDAQ:CFFI), the one bank holding company for C&F Bank, has declared a regular cash dividend of 31 cents per share, which is payable January 1, 2009 to shareholders of record on December 15, 2008.

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 21 offices located in Virginia, Maryland, North Carolina, Delaware and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Ohio, Kentucky, Indiana and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.

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